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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2008

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, John F. Bergstrom, Chairman and Chief Executive Officer of Bergstrom Corporation, which owns and operates 24 automobile dealerships representing 26 different brands, was elected to the Board of Directors of Advance Auto Parts, Inc. (the “Company”).  Mr. Bergstrom, age 61, has served in his current role for the past five years.  Mr. Bergstrom serves as a director of Kimberly-Clark Corporation, Wisconsin Energy Corporation, Midwest Airlines, and the Green Bay Packers.  Mr. Bergstrom also serves as President of the Theda Clark Medical Center Foundation.

The Board has determined that Mr. Bergstrom is independent within the meaning of the listing standards of the New York Stock Exchange and there are no material transactions involving Mr. Bergstrom and the Company.  Mr. Bergstrom has not yet been appointed to a Board committee.  Mr. Bergstrom will receive director fees and benefits as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2008.

Effective May 15, 2008, William L. Salter, who served as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee, retired as a Director of the Company.  To fill the vacancies created by Mr. Salter’s departure, the Board has appointed Mr. John C. Brouillard, an independent director, to serve on the Board’s Compensation Committee and Ms. Francesca M. Spinelli, an independent director, to serve on the Board’s Nominating and Corporate Governance Committee.  Mr. Brouillard will continue to serve as a member of the Board’s Audit Committee and Ms. Spinelli will continue to serve as Chair of the Board’s Compensation Committee.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: May 21, 2008	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President, Chief Financial Officer and Secretary

* Print name and title of the signing officer under his signature.